Exhibit 99.1

July 16, 2003

NORTHERN STATES REPORTS SECOND QUARTER NET DECLINES

Dividend Increased During Quarter

     WAUKEGAN, IL, July 16, 2003 — Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan, today reported that second quarter 2003 earnings were 28.3 percent less than last year’s levels for the same period. Earnings were adversely affected by the delay in the receipt of interest income from nonperforming loans and leases and higher legal fees to collect on these delinquent accounts. Nevertheless, an increase in the semi-annual dividend was declared and paid during the second quarter.

     For the three months ended June 30, 2003, net income was $1,502,000, or $.35 per share (diluted), compared with $2,094,000, or $.47 per share (diluted) for the second quarter of 2002. Net income for the six months ended June 30, 2003 was $2,884,000,or $.67 per share (diluted), compared with $4,094,000, or $  .92 per share (diluted) last year’s first half.

     Assets at June 30, 2003 totaled $634 million decreasing $2 million from year-end 2002. Loans and leases remained unchanged from year-end and totaled $352 million at June 30, 2003. Deposits increased $2 million from December 31, 2002 due to growth in retail and commercial deposits.

     Nonperforming loans and leases at June 30, 2003 totaled $16.8 million and consist of nonaccrual loans and leases and loans 90 days past due and in the process of collection. Nonaccrual loans and leases were $15.3 million at June 30, 2003 and include lease pools totaling $11.3 million that were placed on nonaccrual status at June 30, 2002. Prior to being placed on nonaccrual status the Company had been recognizing income of $290,000 per quarter on these leases. The $11.3 million lease pools are secured by equipment and carry surety bonds. The Company is in the process of collecting on these leases from the sureties.

     Additionally, the Company has loans totaling $3.0 million that are on nonaccrual status at June 30, 2003 that are secured by motels. The lodging industry has been especially hurt by the aftermath of 9/11 due to the decline in business travel. At June 30, 2003, the Company had loans for motels totaling $42.9 million in its loan portfolio that are performing as agreed except the $3.0 million discussed above.

NSFC Press Release
July 16, 2003

     Besides contributing to decreased interest income on loans, the increased levels of nonperforming loans and leases caused increases to legal expenses during the quarter of $107,000 and to the provision for loan and lease losses of $75,000 compared with the same quarter of 2002. Legal expenses for the first half of 2003 were $443,000 over last year and the provision for loan losses was $130,000 greater.

     On June 2, 2003 a cash dividend of $ .54 per share was paid to stockholders. This was a 1.9 percent increase to the semi-annual dividend compared to the December 1, 2002 cash dividend of $ .53 per share. Annualized, this dividend would mark the TWENTY FIRST consecutive year of increases in dividends paid to stockholders and represents a dividend yield of approximately 3.7 percent.

     Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, serving the populations of northeastern Illinois and southeastern Wisconsin.

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended June 30,:	2003	2002

Net Income	$1,502	$2,094
Basic & Diluted Earnings Per Share	$0.35	$0.47
Return on Average Assets	.95%	1.47%
Return on Average Equity	7.84%	10.94%
Efficiency Ratio	55.67%	46.30%
Yield on Interest Earning Assets	4.57%	5.90%
Yield on Interest Bearing Liabilities	2.00%	2.55%
Net Interest Margin	2.57%	3.35%

Six months ended June 30,:	2003	2002

Net Income	$2,884	$4,094
Basic & Diluted Earnings Per Share	$.67	$.92
Return on Average Assets	.91%	1.43%
Return on Average Equity	7.51%	10.63%
Efficiency Ratio	55.91%	46.61%
Yield on Interest Earning Assets	4.63%	5.91%
Yield on Interest Bearing Liabilities	2.08%	2.67%
Net Interest Margin	2.55%	3.24%

NSFC Press Release
July 16, 2003

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	June 30,	Dec. 31,

	2003	2002

Total Assets	$633,737	$635,676
Gross Loans and Leases	351,658	352,124
Total Deposits	451,717	449,594
Total Stockholders’ Equity	76,899	76,592
Nonperforming Loans	16,811	14,071
Nonperforming Loans to Gross Loans	4.78%	4.00%
Book Value per Share	$17.86	$17.75
Number of Shares Outstanding	4,305,105	4,315,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1		December 1		Total

1998	$	.28	$	.32	$.60
1999		.35		.40	.75
2000		.43		.47	.90
2001		.48		.52	1.00
2002		.53		.53	1.06
2003		.54

For Additional Information, Contact:

Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238

Websites:	www.bankofwaukegan.com
www.nsfc.net

NSFC Press Release
July 16, 2003

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2003 and December 31, 2002
(In thousands of dollars) (Unaudited)

	June 30,	December 31,
Assets	2003	2002

Cash and due from banks	$18,033	$16,475
Interest bearing deposits in financial institutions - maturities less than 90 days	159	163
Federal funds sold	1,787	20,940

Total cash and cash equivalents	19,979	37,578
Securities available for sale	252,974	236,898
Loans and leases	351,658	352,124
Less: Allowance for loan losses	(3,788)	(3,698)

Loans and leases, net	347,870	348,426
Federal Home Loan Bank stock	1,810	1,734
Office buildings and equipment, net	5,534	5,478
Other real estate owned	2,422	2,022
Accrued interest receivable and other assets	3,148	3,540

Total assets	$633,737	$635,676

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Demand — noninterest bearing	$49,587	$47,658
Interest bearing	402,130	401,936

Total deposits	451,717	449,594
Securities sold under repurchase agreements and other short-term borrowings	93,590	97,181
Federal Home Loan Bank advances	6,500	6,500
Advances from borrowers for taxes and insurance	506	466
Accrued interest payable and other liabilities	4,525	5,343

Total liabilities	556,838	559,084
Stockholders’ Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	66,516	65,957
Accumulated other comprehensive income, net	1,398	1,365
Treasury stock, at cost	(4,388)	(4,103)

Total stockholders’ equity	76,899	76,592

Total liabilities and stockholders’ equity	$633,737	$635,676

NSFC Press Release
July 16, 2003

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and six months ended June 30, 2003 and 2002
(In thousands of dollars, except per share data) (Unaudited)

	Three months ended		Six months ended

	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002

Interest income
Loans (including fee income)	$5,114	$5,590	$10,346	$11,020
Securities
Taxable	1,699	2,204	3,401	4,613
Exempt from federal income tax	85	110	167	232
Federal funds sold and other	17	60	36	110

Total interest income	6,915	7,964	13,950	15,975

Interest expense
Time deposits	1,626	1,731	3,409	3,655
Other deposits	354	495	730	999
Other borrowings	542	581	1,088	1,250

Total interest expense	2,522	2,807	5,227	5,904

Net interest income	4,393	5,157	8,723	10,071
Provision for loan losses	150	75	280	150

Net interest income after provision for loan losses	4,243	5,082	8,443	9,921

Noninterest income
Service fees on deposits	570	518	1,084	996
Trust income	174	183	331	363
Mortgage banking income	117	43	237	129
Other operating income	225	183	360	351

Total noninterest income	1,086	927	2,012	1,839

Noninterest expense
Salaries and employee benefits	1,705	1,676	3,405	3,318
Occupancy and equipment, net	339	331	709	678
Data processing	174	147	307	305
Legal	200	93	583	140
Other operating expenses	632	570	998	1,110

Total noninterest expense	3,050	2,817	6,002	5,551

Income before income taxes	2,279	3,192	4,453	6,209
Provision for income taxes	777	1,098	1,569	2,115

Net income	$1,502	$2,094	$2,884	$4,094

Basic and diluted earnings per share	$0.35	$0.47	$0.67	$0.92